UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2004

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200,		27703-8466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entering into a Material Definitive Agreement.

On November 4, 2004, Inspire Pharmaceuticals, Inc. (“Inspire”) issued a press release, attached to and made part of this report, reporting that Inspire had entered into an Exclusive License Agreement with the Wisconsin Alumni Research Foundation (“WARF”), effective November 2, 2004.

Pursuant to the terms of the Exclusive License Agreement, WARF granted to Inspire a license under several patents, including 3 U.S. patents, to develop, make, have made, use, market, distribute, import, offer for sale and sell products for treating glaucoma in the United States. Under the terms of the agreement, Inspire is required to undertake the development of products based on the licensed patents. As a result, Inspire will fund all further research, development, testing, regulatory filings and potential marketing activities related to any product developed from the licensed patents. Inspire has agreed to pay WARF a one-time upfront payment of $150,000, additional payments of up to an aggregate of $1.8M upon the achievement of potential development milestones, and royalties on sales of any regulatory approved product utilizing the licensed patents. Unless earlier terminated, the agreement will expire on a country-by-country basis upon the expiration of the last to expire patent in such country.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

No.	Description
99.1	Press Release dated November 4, 2004

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer, Chief Executive Officer

Dated: November 4, 2004

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EXHIBIT INDEX

No.	Description
99.1	Press Release dated November 4, 2004

4